Exhibit 10.3

[●]

July 13, 2026

Freight Technologies, Inc.

2001 Timberloch Place, Suite 500

The Woodlands, TX 77380

Re: Conversion of Series C Preferred Shares Pursuant to Amended and Restated Memorandum and Articles of Association of Freight Technologies, Inc.

Dear Sirs or Madams:

Please note that the undersigned, [●], is a holder (the “Holder”) of Series C Preferred Shares, par value $0.0001 per share (the “Series C Preferred Shares”), issued by Freight Technologies, Inc., a company limited by shares incorporated under the laws of the British Virgin Islands (the “Company”), pursuant to the terms of that certain Securities Purchase Agreement, dated as of March 12, 2026, by and between the Holder and the Company. Pursuant to the Amended and Restated Memorandum and Articles of Association, filed with the Registrar of Corporate Affairs of the British Virgin Islands on March 12, 2026 (the “A&R M&A”), each Series C Preferred Share is immediately convertible on the date of issuance, at the option of the Holder, at any time and from time to time, and without the payment of additional consideration by the Holder, into such number of fully paid and non-assessable ordinary shares, with no par value per share, of the Company (the “Ordinary Shares” and such shares issuable upon conversion of the Series C Preferred Shares, the “Conversion Shares”) at the Conversion Price (as defined in the A&R M&A).

Please accept the Holder’s signature hereto as its agreement that it will not convert any Series C Preferred Shares it holds into Conversion Shares at a price below $1.102 (the “Series C Floor Price”). Capitalized terms used but not defined herein have the meanings assigned to them in the A&R M&A.

This letter shall constitute the entire agreement between the Company and the Holder pertaining to the subject matter hereof and shall supersede in all respects the letter entered into by the parties hereto on May 13, 2026. This letter may be amended by a written instrument signed by the parties hereto. All rights and obligations hereunder will be governed by the laws of the State of New York, without regard to the conflicts of law provisions of such jurisdiction. This letter agreement may be executed, including by means of electronic signature or pdfs, in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[●]

By:
Name:
Title:

Acknowledged and Agreed

Freight Technologies, Inc.

By:
Name:	Javier Selgas
Title:	Chief Executive Officer